WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT
                 ----------------------------------------------

         THIS WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 1, 2000, by and among HAUSER, INC., a Colorado corporation (the "Company"), HAUSER TECHNICAL SERVICES, INC., a Delaware corporation ("Technical"), BOTANICALS INTERNATIONAL EXTRACTS, INC., a Delaware corporation, ZETAPHARM, INC., a New York corporation, WILCOX NATURAL PRODUCTS, INC., a Delaware corporation, and SHUSTER LABORATORIES, INC. a Massachusetts corporation ("Shuster" and collectively, the "Borrowers"), and WELLS FARGO BANK, N.A. (the "Lender").

                                    RECITALS
                                    --------

         WHEREAS, the Borrowers (other than Technical) are currently indebted to the Lender pursuant to the terms and conditions of that certain Credit Agreement dated as of June 11, 1999 (the "Original Agreement") which was amended as of October 29, 1999 (the Original Agreement, as heretofore amended and as amended hereby, the "Agreement"); and

         WHEREAS, the Lender has agreed to waive compliance by the Borrowers with certain provisions of the Agreement, and the Lender and the Borrowers have agreed to certain changes in the terms and conditions set forth in the Agreement and have agreed to amend the Agreement to reflect said changes;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following waivers and that the Agreement shall be amended as follows:

     A.  Amendments.

         1. Section 1.01 of the Agreement is amended by deleting entirely the defined term "Borrowing Base" and replacing it with the following new definition:


               "'BORROWING BASE,' with respect to a Borrower, means an amount equal to the sum of (i) Eligible Receivables (excluding those included in clause (ii)) multiplied by 80%, (ii) Eligible Receivables of Nutraco S.A., Luxembourg insured under FCIA insurance policy satisfactory to the Lender multiplied by 90% less any deductible payable by Borrowers under such policy, (iii) 50% of Eligible Inventory not to exceed

         $9,000,000, (iv) Eligible Improved Real Estate multiplied by 75%, and
         (v) Eligible Land multiplied by 50%."

         2. Section 1.01 of the Agreement is further amended by deleting entirely the defined term "Change in Control" and replacing it with the following new definition:

               "'CHANGE IN CONTROL,' means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Zuellig Owners, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;
         (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of any Borrower by Persons who were neither (i) nominated by the board of directors of such Borrower nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of any Borrower by any Person or group other than the Zuellig Owners; (d) the ownership by any Person other than the Company of any capital stock of a Borrower other than the Company; or (e) the ownership by any Person other than the Zuellig Owners of any capital stock of the Zuellig Group."

         3. Section 1.01 of the Agreement is further amended by deleting entirely the defined terms "Commitment," "Revolving Credit Commitment" and "Term Loan Facility Commitment" and replacing them with the following new definition:

               "'COMMITMENT' means the Lender's 'REVOLVING CREDIT COMMITMENT,' as such commitment may be reduced from time to time pursuant to Section
         2.07. The initial amount of the Lender's Revolving Credit Commitment is $24,500,000, which amount shall be reduced to $21,000,000 effective October 30, 2000 and $17,000,000 effective March 31, 2001."

         4. Section 1.01 of the Agreement is further amended by adding immediately after the term "Consolidated Net Worth" and immediately prior to the term "Consolidated Tangible Net Worth" the following:

               "'Consolidated Operating Cash Flow' means, for any period, the net income (or deficit) of the Company and its Subsidiaries for such period, PLUS depreciation and amortization of the Company and its Subsidiaries for such period, in each case which would be included as net income (or deficit), depreciation and amortization, as the case may be, on the statements of income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP."

         5. Section 1.01 of the Agreement is further amended by adding immediately after the term "Effective Date" and immediately prior to the term "Eligible Inventory" the following:

               "'Eligible Improved Real Estate' of a Borrower shall mean any improved real estate of the Borrower with respect to which the Lender has a first perfected security interest and not including vacant land."

         6. Section 1.01 of the Agreement is further amended by adding immediately after the term "Eligible Inventory" and immediately prior to the term "Eligible Receivables" the following:

               "'Eligible Land' of a Borrower shall mean any vacant land of Borrower with respect to which the Lender has a first perfected security interest."

         7. Section 2.02 (a) of the Agreement is amended by deleting entirely the provisions thereof and replacing them with the following:

               "Each Borrowing shall be comprised only and entirely of Base Rate Revolving Loans as the Borrower may request in accordance herewith."

         8. Section 2.04(a) of the Agreement is amended by (i) deleting the words "One Million Dollars ($1,000,000.00)" in the second proviso to the first sentence thereof and replacing them with the words "Two Hundred Fifty Thousand Dollars ($250,000.00)"; and (ii) deleting the last sentence of said Section 2.04(a).

         9. Section 2.07 (a) of the Agreement is amended by deleting entirely the provisions thereof and replacing them with the following:

               "Section 2.07 TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Revolving Credit Facility Commitment, unless previously terminated, shall automatically terminate at 5:00 p.m. California time, on September 30, 2001. The Term Loan Facility Commitment shall terminate as of the date of this Amendment."

         10. Section 2.10 of the Agreement is amended (i) by deleting the words "Term Loan Commitment" each time they appear in Section 2.10 and replacing them with the words "Revolving Credit Commitment," and (ii) by deleting the words

"Effective Date" from the fourth line thereof and replacing them with the words "September 1, 2000."

         11. Section 5.01 (a) of the Agreement is amended by deleting the words "120 days" from the first line thereof and replacing them with the words "90 days."

         12. Section 5.01 of the Agreement is amended by inserting immediately after Section 5.01 (b) the following new clause 5.01 (c) and by renumbering each following clause of Section 5.01 accordingly:

               "(c) within 15 days after the end of the first two months of each of the first three fiscal quarters of each fiscal year of the Company,
         (i) its consolidated balance sheet and related statements of operations and cash flows as of the end of and for such month and (except in the case of the statements of cash flows) the then elapsed portion of the fiscal year, all certified by its Chief Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) consolidating balance sheets of the Company and of each other Borrower setting forth such information separately for the Company and for each other Borrower and related consolidating statements of operations of the Company and of each other Borrower setting forth such information separately for the Company and each other Borrower as of the end of and for such month and then elapsed portion of the fiscal year, all of which shall be certified by the Chief Financial Officer of the Company as fairly presenting the financial condition and results of operations therein shown in accordance with GAAP consistently applied subject to normal year-end adjustments and the absence of footnotes;"

         13. Section 5.01 (d) of the Agreement (prior to this Amendment Section
5.01 (c)) is amended by deleting the words "clause (a) or (b) above" and replacing them with the words "clause (a), (b) or (c) above."

         14. Section 5.01 of the Agreement is further amended by inserting immediately after Section 5.01 (i) (formerly Section 5.01 (h)) the following:

               "(j) within fifteen (15) days after September 30, 2000, and within fifteen (15) days after the end of each six (6) month period thereafter, a schedule listing each Account Debtor of the Borrowers and an aged listing of their balances, including both factored and unfactored accounts, and a list of the names, addresses and phone numbers of all such Account Debtors;"

               "(k) Commencing with the week of October 9, 2000, a weekly rolling forward cash flow forecast of the Company comparing actual cash flow of the Company with projected cash flow of the Company for such week; and"

               "(l) as soon as the same are available, copies of each report (monthly or otherwise) submitted by any Borrower to its board of directors."

         15. Section 6.01 of the Agreement is amended by deleting entirely the provisions thereof and replacing them with the following:

               "Section 6.01 INDEBTEDNESS. No Borrower will create, incur, assume or permit to exist any Indebtedness, including, without limitation, Indebtedness between or among Borrowers, except Indebtedness created hereunder or under the other Loan Documents, Indebtedness set forth on Schedule 4.01 (h) and a subordinated loan to the Company from Zatpack Inc., a British Virgin Islands corporation, the amount, terms and conditions of which shall be satisfactory to the Lender."

         16. Section 6.03(a)(ii) of the Agreement is amended by deleting the number "$500,000" in the seventh line thereof and replacing it with the number "$100,000."

         17. Section 6.07(b) of the Agreement is amended by deleting entirely the provisions thereof and replacing them with the following:

               "The Borrowers shall not permit the Consolidated Tangible Net Worth at the end of any fiscal quarter of the Company to be less than $13,500,000."

         18. Section 6.07 of the Agreement is amended by adding immediately after clause (f) the following:

               "(g) The Borrowers will not permit Consolidated Operating Cash Flow for the fiscal quarter to be less than a negative $1,550,000 at the end of the fiscal quarter of the Company ending September 30, 2000; a positive $540,000 at the end of the fiscal quarter ending December 31, 2000; a positive $575,000 at the end of the fiscal quarter ending March 31, 2001; and a positive $250,000 at the end of the fiscal quarter ending June 30, 2001."

         19. Article VII of the Agreement is amended by deleting entirely the provisions of clause (l) thereof and by renumbering the remaining clauses accordingly.

         20. Article VII, clause (m) of the Agreement (formerly clause (n)) is amended by deleting entirely the provisions thereof and replacing them with the following:

               "(m) a Change in Control shall occur or the Zuellig Owners shall not own, directly or indirectly, forty-two (42%) percent or more of the outstanding common stock of the Company on a fully diluted basis."

         21. Article VII, clause (n) of the Agreement (formerly clause (o)) is amended by deleting entirely the provisions thereof and replacing them with the following:

               "(n) Volker Wypyszyk or Kenneth Cleveland shall cease to be actively employed by the Company and shall not have been replaced within sixty (60) days thereafter with another individual acceptable to the Lender, whose approval shall not be unreasonably delayed or withheld."

         22. Section 8.01(a) of the Agreement is amended by deleting the phrase "Attention of Dean Stull" in the second line thereof and replacing it with the phrase "Attention Volker Wypyszyk."

     B. WAIVERS. The Lender hereby waives, for the Company's fiscal year ending March 31, 2000 and for the fiscal period ending June 30, 2000 only, compliance by the Borrowers with their financial covenants contained in Section 6.07 of the Agreement, with the Company's failure to deliver audited financial statements within the time period required by Section 5.01(a), and with the failure to maintain a proper Borrowing Base over advances.

     C. RESTRUCTURING FEE. The Borrowers agree, jointly and severally, to pay to the Lender, not later than the date of this Amendment, a restructuring fee of $245,000.

     D. CONDITIONS. This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived by the Lender in accordance with Section 8.02 of the Agreement):

            (a) The Company shall have received a subordinated loan in an amount not less than an aggregate of $3,000,000 from Zatpack, Inc., which loan, and the documentation evidencing such loan, shall be on terms and conditions satisfactory to the Lender.

            (b) Each Borrower shall have permitted the Lender to conduct, or cause to be conducted, at the Borrowers' expense, a Collateral Audit, commencing August 22, 2000, using as a base for such Collateral Audit the Company's fiscal year ending March 31, 2000, and the results of such Collateral Audit shall be satisfactory to the Lender. The provisions of Section 5.12 of the Agreement shall be applicable to the Collateral Audit.

            (c) The Company shall have pledged to the Lender all of the issued and outstanding capital stock of Hauser Technical Services, Inc. pursuant to an amendment to the Pledge and Security Agreement, all in form and substance satisfactory to the Lender.

            (d) All conditions precedent to the effectiveness of the restructuring of that certain Credit Agreement between Zuellig Botanicals, Inc. and the Lender, dated as of June 11, 1999, as amended, shall have been satisfied to the satisfaction of the Lender and there shall exist no event of default under said Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such event of default.

            (e) The Borrowers shall have delivered to the Lender a General Release in form and substance satisfactory to the Lender.

            (f) Pursuant to the provisions of Section 8.03 of the Agreement, the Borrowers shall have paid, or reimbursed the Lender for, all of the Lender's costs and expenses (including the fees and disbursements of outside counsel and allocated in-house counsel) in connection with, or related to, the negotiating and execution and effectiveness of this Agreement.

            (g) The Company shall have delivered to the Lender a fully executed amendment to the Security Agreement dated as of June 11, 1999 among the Company, Shuster and the Lender in form and substance satisfactory to the Lender.

     E. COVENANTS. The Company agrees that it shall deliver to the Lender, from an appraisal company satisfactory to the Lender, on or before December 31, 2000, an appraisal of the Company's Equipment, which appraisal shall be satisfactory to the Lender.

     F. ADDITIONAL PARTY. Hauser Technical Services, Inc., by its execution of this Amendment, agrees to become a party to the Agreement for all purposes to the same extent as if it were an original Borrower signatory thereof.

     G. CONSENT TO AFFILIATE TRANSACTIONS. The Lender consents to the formation by the Company of Technical. The Lender further consents to the merger of Shuster with and into Technical, provided the merger agreement is acceptable to the Lender. The Lender further consents to the contribution by the Company to Technical of certain assets relating to the Company's Hauser Laboratories Division, which Division performs analytical testing, chemical synthesis, process development, custom chemical manufacturing, product testing and design of pharmaceutical, dietary supplement, plastic pipe and medical device products, provided the contribution agreement is acceptable to the Lender.

     H. BORROWING BASE CERTIFICATE. The Borrowing Base Certificate attached to this Amendment as Exhibit A shall be substituted for and replace the Borrowing Base Certificate attached as Exhibit A to the Original Agreement.

     I. GENERAL. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment. This Amendment and the Agreement shall be read together as one document. This Amendment shall be effective upon delivery by the Lender to the Company of an executed counterpart original or facsimile copy.

         The Borrowers hereby remake all representations and warranties contained in the Agreement and reaffirm all covenants set forth therein. The Borrowers further certify that as of the date of this Amendment, giving effect to the provisions hereof, there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first written above.


HAUSER, INC.                                WELLS FARGO BANK, N.A.


By:  _______________________________        By: _______________________________
Name:  Volker Wypyszyk                      Name:  Art Brokx
Title:  Chief Executive Officer             Title:  Vice President

BOTANICALS INTERNATIONAL
 EXTRACTS, INC.


By:  _______________________________
Name:  Kenneth Cleveland
Title:


ZETAPHARM, INC.


By:  _______________________________
Name:  Kenneth Cleveland
Title:


WILCOX NATURAL PRODUCTS, INC.


By:  ________________________________
Name:  Kenneth Cleveland
Title:


SHUSTER LABORATORIES, INC.


By:  ________________________________
Name:  Kenneth Cleveland
Title:


HAUSER TECHNICAL SERVICES, INC.


By:  ________________________________
Name:  Kenneth Cleveland
Title: